UBIQUITI NETWORKS REPORTS SECOND QUARTER FISCAL 2017 FINANCIAL RESULTS
 ~ Achieves Record Revenue ~
~ Sixth Consecutive Quarter of Revenue Growth ~

SAN JOSE, Calif. – February 9, 2017 - Ubiquiti Networks, Inc. (NASDAQ: UBNT) (“Ubiquiti” or the “Company”) today announced results for the second fiscal quarter of 2017 ended December 31, 2016.

Second Quarter Fiscal 2017 Financial Summary

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Revenues of $213.5 million, increasing 32% year-over-year
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GAAP gross profit of $95.1 million and non-GAAP gross profit of $95.2 million
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GAAP net income of $60.6 million and non-GAAP net income of $60.1 million
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GAAP and non-GAAP diluted EPS of $0.72
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Cash of $612.7 million

Recent Financial Highlights
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Revenues increased 32% year-over-year and 4% sequentially, primarily driven by robust demand for the Company’s UniFi product family and increasing demand for new offerings for the Ubiquiti service provider community.
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Enterprise Technology revenues increased 87% year-over-year and 16% sequentially, primarily fueled by the continued adoption of the Company’s UniFi AC access points, UniFi Switch, UniFi Video and other industry-leading products targeting the Enterprise market. Enterprise revenues also benefitted from strong initial sales of the Company’s new consumer products, including the AmpliFi HD Mesh Router and AmpliFi HD MeshPoints.
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Service Provider Technology revenues increased 5% year-over-year, primarily driven by demand for new offerings for the Ubiquiti service provider community.
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Gross margin of 45% was negatively impacted by product mix and discrete expedited shipping charges to provide U.S. availability of the Company’s AmpliFi products during the 2016 holiday season.
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Non-GAAP diluted EPS increased 24% year-over-year, demonstrating the continued scalability of Ubiquiti’s unique business model, while Ubiquiti’s 28% net income margin continues to trend well above industry averages of less than 20%.

Recent Product Highlights
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Launched UniFi AC HD, the highest performance access point in the industry at the best value.
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Expanded the UniFi Switch Portfolio, introducing the US-16-XG, US-8-60W and US-8 and enabling Ubiquiti’s rapidly growing base of enterprise customers to manage the core to the edge of their wired networks.
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Released AirOS 8.0, providing complete compatibility between airMAX ac and airMAX devices.
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Expanded the AmpliFi product family with the introduction of AmpliFi HD MeshPoint from Ubiquiti Labs.
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Introduced UCRM, free software for Ubiquiti’s service provider customers that streamlines billing and customer management.

Financial Results Summary ($, in millions, except per share data)
Income statement highlights	F2Q17	F1Q17	F2Q16
Revenues	213.5	204.8	161.9
Service Provider Technology	115.6	120.6	109.6
Enterprise Technology	98.0	84.1	52.3
Gross Profit	95.1	98.3	79.0
Gross Profit (%)	44.6%	48.0%	48.8%
Total Operating Expenses	25.3	23.4	22.6
Income from Operations	69.8	74.9	56.4
GAAP Net Income	60.6	71.8	49.5
GAAP EPS (diluted)	0.72	0.86	0.57
Non-GAAP Net Income	60.1	65.5	49.7
Non-GAAP EPS (diluted)	0.72	0.79	0.58

Balance Sheet Highlights

Total cash and cash equivalents as of December 31, 2016 were $612.7 million, compared with $573.6 million as of September 30, 2016. We held $572.7 million of cash and cash equivalents in accounts of the Company’s subsidiaries outside of the United States.

This quarter we experienced an increase in days sales outstanding in accounts receivable ("DSO") to 50 days, compared with 43 days in the prior quarter. DSO’s have increased over time and we expect this increase to continue as the mix of the Company’s distributors evolves toward larger volumes of products moving through large distributors who qualify for credit terms. Enabling these customers to purchase higher volumes of products on credit terms allows them to shorten the cash conversion cycle and has helped enable the Company to significantly expand its market share while maintaining a conservative customer credit profile.

The Company has invested in inventory to reduce customer lead times, meet increasing demand and support the commensurate growth of the Company’s customers. The Company is committed to optimizing inventory to correspond with end-market demand. During F2Q17, the Company continued to invest in inventory. Inventory at the end of the quarter was $104.4 million, up $24.6 million from F1Q17. The Company expects to hold 8 to 12 weeks of previously introduced product inventory in warehouses going forward.

Business Outlook

Based on recent business trends, the Company believes the demand environment in its end markets supports the following forecast for the Company's third fiscal quarter ending March 31, 2017. The following are the Company’s financial performance estimates for the third quarter of fiscal 2017:

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Revenues between $210 million and $220 million
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GAAP diluted EPS of $0.72 - $0.78
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Non-GAAP diluted EPS of $0.73 - $0.79

Conference Call Information

Ubiquiti Networks will host a Q&A-only call to discuss the Company’s financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today. Management’s prepared remarks can be found on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com/results.cfm.

To listen to the Q&A call via telephone, dial (877) 291-1296 (U.S. toll-free) or (720) 259-9209 (International) Conference ID: 52655989. Participants should dial in at least 10 minutes prior to the start of the call. Investors may also listen to a live webcast of the Q&A conference call by visiting the Investor Relations section of the Ubiquiti Networks website at http://ir.ubnt.com.

A recording of the Q&A call will be available approximately two hours after the call concludes and will be accessible on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

About Ubiquiti Networks
Ubiquiti Networks, Inc. (Nasdaq: UBNT) eliminates barriers to connectivity for under-networked enterprises, communities and consumers with its leading-edge platforms that connect hundreds of millions of people throughout the world.  With over 60 million devices sold worldwide, through a network of over 100 distributors, to customers in more than 180 countries and territories, Ubiquiti has maintained an industry-leading financial profile by leveraging a unique business model to develop products that combine innovative technology with disruptive price-to-performance characteristics.  Our growth is supported by the Ubiquiti Community, a global grass-roots community of 4 million entrepreneurial operators and systems integrators who engage in thousands of forums.  For more information, join our community at http://www.ubnt.com.
Ubiquiti, Ubiquiti Networks, the U logo, UBNT, airMAX, UniFi, airFiber, mFi, EdgeMAX and AmpliFi are registered trademarks or trademarks of Ubiquiti Networks, Inc. in the United States and other countries.

Investor Relations Contact
Laura Kiernan
SVP Investor Relations
Ubiquiti Networks
laura.kiernan@ubnt.com
Ph. 1-646-461-2769 x2016

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, "will", “anticipate”, “believe”, “estimate”, “expect”, "forecast", “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding our expectations for our financial results for the fiscal quarter ended December 31, 2016 and statements regarding expectations related to our cash position, expenses, DSO, number of distributors and resellers, Gross Margins, R&D, SG&A, tax rates, inventory turns, growth opportunities, demand and long term global environment for our products, new products, and financial performance estimates including revenues, GAAP diluted EPS and non-GAAP diluted EPS for the Company's fiscal quarter ending December 31, 2016, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and distributors' inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. Securities laws; and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2016, and subsequent filings filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC's website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Networks Investor Relations Department, by email at IR@ubnt.com or by visiting the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Networks undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock based compensation expense, Business e-mail compromise ("BEC") fraud loss/(recovery), implementation of overhead capitalization, the adoption of ASU 2016-09 Improvements to Employee Share-Based Payments Accounting and the tax effects of these non-GAAP adjustments. Reconciliations of the adjustments to GAAP results for the three and six month periods ended December 31, 2016 and 2015 are provided below. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under "About our Non-GAAP Net Income and Adjustments" after the tables below.

Ubiquiti Networks, Inc.
Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Revenues	$213,536	$161,871	$418,293	$313,286
Cost of revenues	118,397	82,830	224,850	160,741
Gross profit	95,139	79,041	193,443	152,545
Operating expenses:
Research and development	16,338	15,429	30,877	28,990
Sales, general and administrative	9,001	7,433	17,864	15,575
Business e-mail compromise (“BEC”) fraud loss/(recovery)	—	(257)	—	(8,291)
Total operating expenses	25,339	22,605	48,741	36,274
Income from operations	69,800	56,436	144,702	116,271
Interest expense and other, net	(1,170)	(651)	(2,269)	(767)
Income before provision for income taxes	68,630	55,785	142,433	115,504
Provision for income taxes	8,022	6,333	10,037	12,293
Net income and comprehensive income	$60,608	$49,452	$132,396	$103,211
Net income per share of common stock:
Basic	$0.74	$0.58	$1.61	$1.20
Diluted	$0.72	$0.57	$1.58	$1.18
Weighted average shares used in computing net income per share of common stock:
Basic	82,169	84,724	81,990	85,893
Diluted	83,888	86,091	83,875	87,285

Ubiquiti Networks, Inc.
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share data)
	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Net income and comprehensive income	$60,608	$49,452	$132,396	$103,211
Stock-based compensation:
Cost of revenues	30	114	174	227
Research and development	381	580	941	1,204
Sales, general and administrative	155	263	378	553
Business e-mail compromise (“BEC”) fraud loss/(recovery)	—	(257)	—	(8,291)
Excess tax benefits resulting from the adoption of ASU 2016-09 Stock Compensation	(860)	—	(7,680)	—
Implementation of overhead capitalization	—	(50)	—	(994)
Tax effect of Non-GAAP adjustments	(227)	(377)	(598)	(674)
Non-GAAP net income	$60,087	$49,725	$125,611	$95,236
Non-GAAP diluted EPS	$0.72	$0.58	$1.51	$1.09

Shares outstanding (Diluted)	83,888	86,091	83,875	87,285
Share adjustment (ASU 2016-09 Adoption)	(654)	—	(715)	—
Weighted-average shares used in Non-GAAP diluted EPS	83,234	86,091	83,160	87,285

Ubiquiti Networks, Inc. Consolidated Balance Sheets (In thousands) (Unaudited)
	December 31, 2016	June 30, 2016(1)
Assets
Current assets:
Cash and cash equivalents	$612,725	$551,031
Accounts receivable, net	115,816	82,790
Inventories	104,417	57,113
Vendor Deposits	37,068	30,255
Prepaid income taxes	5,378	299
Prepaid expenses and other current assets	11,188	6,896
Total current assets	886,592	728,384
Property and equipment, net	12,622	12,953
Long-term deferred tax assets	4,195	4,195
Other long-term assets	2,029	1,576
Total assets	$905,438	$747,108
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$77,571	$51,510
Income taxes payable	1,576	1,488
Debt - short-term	13,493	10,993
Other current liabilities	26,638	26,672
Total current liabilities	119,278	90,663
Long-term taxes payable	25,289	23,202
Debt - long-term	184,194	191,564
Deferred revenues - long-term	2,071	1,303
Total liabilities	330,832	306,732
Stockholders’ equity:
Common stock	82	82
Additional paid–in capital	1,834	—
Retained earnings	572,690	440,294
Total stockholders’ equity	574,606	440,376
Total liabilities and stockholders’ equity	$905,438	$747,108

(1)
Derived from audited consolidated statements as of June 30, 2016.

Ubiquiti Networks, Inc.
Revenues by Technology Platform (In thousands)
(Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Service provider technology	$115,580	$109,616	$236,212	$213,015
Enterprise technology	97,956	52,255	182,081	100,271
Total revenues	$213,536	$161,871	$418,293	$313,286

 Ubiquiti Networks, Inc.Revenues by Region (In thousands) (Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
North America	$94,609	$57,402	$168,774	$110,636
South America	19,285	23,526	43,469	45,674
Europe, the Middle East and Africa (EMEA)	77,381	60,973	158,756	121,476
Asia Pacific	22,261	19,970	47,294	35,500
Total revenues	$213,536	$161,871	$418,293	$313,286

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses and gains/losses.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

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Stock-based compensation expense
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Business e-mail compromise ("BEC") fraud loss/(recovery)
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Implementation of overhead capitalization
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Adoption of ASU 2016-09 Improvements to Employee Share-Base Payment Accounting
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Tax effect of non-GAAP adjustments, applying the principles of ASC 740

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.